Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Openwave Systems Inc. on Form 10-Q for the quarterly period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kenneth D. Denman as Chief Executive Officer of Openwave Systems Inc., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

	By:	/s/ Kenneth D. Denman
May 8, 2009		Kenneth D. Denman Chief Executive Officer

In connection with the Quarterly Report of Openwave Systems Inc. on Form 10-Q for the quarterly period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Karen J. Willem, as Chief Financial Officer of Openwave Systems Inc., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of her knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

	By:	/s/ Karen J. Willem
May 8, 2009		Karen J. Willem Senior Vice President and Chief Financial Officer